UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 28, 2017

Two Harbors Investment Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 36th Floor New York, NY 10022
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (612) 629-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 28, 2017, pursuant to a Contribution Agreement dated June 22, 2017 (the “Contribution Agreement”), which was previously disclosed in a Current Report on Form 8-K filed on June 23, 2017 (“June 23, 2017 Form 8-K”), Two Harbors Operating Company LLC (“Two Harbors LLC”), a wholly owned subsidiary of Two Harbors Investment Corp. (“Two Harbors”), completed the transfer of its 100% equity interest in TH Commercial Holdings LLC to Granite Point Mortgage Trust Inc. (“Granite Point”) and took certain other actions in connection with the formation transactions, which occurred simultaneously with the closing of Granite Point’s initial public offering. In exchange for its contribution, Two Harbors LLC received approximately 33.1 million shares of common stock of Granite Point and other consideration.

In connection with the closing of the Contribution Agreement, the Management Agreement dated as of October 28, 2009 among Two Harbors, Two Harbors LLC and PRCM Advisers LLC was amended (the “Amendment”) to revise the definition of “Stockholders’ Equity” to exclude from such amount the consolidated stockholders’ equity of Granite Point and its subsidiaries as well as the outstanding principal balance of the promissory note received by Two Harbors upon sale of Granite Point preferred shares.

The foregoing descriptions of the Contribution Agreement and the Amendment do not purport to be complete and are qualified in their entirety by reference to, respectively, the Contribution Agreement, a copy of which was attached as Exhibit 99.1 to the June 23, 2017 Form 8-K, and the Amendment, a copy of which is filed as Exhibit 10.1 to this Form 8-K, both of which are incorporated herein by reference.

Item 8.01    Other Events.

On June 28, 2017, Two Harbors issued a press release announcing an adjustment to the conversion rate for its 6.25% convertible senior notes due 2022. A copy of the press release announcing the conversion rate adjustment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Third Amendment to Management Agreement, dated June 28, 2017.
99.1	Press Release of Two Harbors Investment Corp., dated June 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/ REBECCA B. SANDBERG
Rebecca B. Sandberg
General Counsel and Secretary

Date: June 28, 2017

Exhibit Index

Exhibit No.	Description	Filing Method

10.1	Third Amendment to Management Agreement, dated June 28, 2017.	Electronically
99.1	Press Release of Two Harbors Investment Corp., dated June 28, 2017.	Electronically